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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and Board of Directors of Lifeline Systems, Inc.

We consent to the incorporation by reference in the registration statements of Lifeline Systems, Inc. on Form S-8 (File Nos. 33-40684, 33-58632, 33-79294, 33-
59499, 333-03949, 333-03953, and 333-03951) of our report dated February 9,
1998, on our audits of the consolidated financial statements and financial statement schedule of Lifeline Systems, Inc. as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, which report is included in this Annual Report on Form 10-K.



                                               /s/ Coopers & Lybrand L.L.P.
                                               ---------------------------------
                                               Coopers & Lybrand L.L.P.

Boston, Massachusetts
March 17, 1998